COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT (this “Agreement”) dated as of February 24, 2012 is made by and among KCAP Funding (the “Issuer”), Kohlberg Capital Corporation (“Kohlberg”), in its capacity as portfolio manager (the “Portfolio Manager”), Credit Suisse AG, Cayman Islands (“CS”), in its capacity as Senior Commitment Party (as defined in the Note Purchase Agreement (as defined below)) and The Bank of New York Mellon Trust Company, National Association (the “Bank”), in its capacities as Collateral Administrator (the “Collateral Administrator”) and Collateral Agent (the “Collateral Agent”). Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Note Purchase Agreement.

WITNESSETH:

WHEREAS, the Issuer intends to acquire, from time to time, Collateral Debt Obligations selected by the Portfolio Manager and approved by the Senior Commitment Party with financing provided by the Senior Commitment Party and Junior Noteholder pursuant to the Note Purchase Agreement, dated as of February 24, 2012, between the Issuer, CS, in its capacities as Senior Commitment Party and Senior Noteholder, Kohlberg, in its capacities as Junior Noteholder and Portfolio Manager, Credit Suisse Securities (USA) LLC, in its capacity as Arranger, and the Bank, in its capacities as Collateral Agent and Collateral Administrator (such agreement, the “Note Purchase Agreement”);

WHEREAS, the Collateral Administrator shall receive, hold in safekeeping and release Collateral Debt Obligations purchased by the Issuer and all interest (including paid and unpaid accrued interest, premiums and fees, without duplication) amounts, principal amounts and other amounts received on account of the Collateral Debt Obligations, and CLO Asset Management Fees and any interest thereon (collectively, the “Assets”) in accordance with the terms of this Agreement and the Note Purchase Agreement, and perform certain administrative functions relating to the Collateral Debt Obligations.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.          The Collateral Administrator hereby agrees to accept (a) the Collateral Debt Obligations from time to time presented to the Collateral Administrator by the Issuer (or the Portfolio Manager on its behalf), (b) the CLO Asset Management Fees, (c) any proceeds of the foregoing and (d) any financing amounts from time to time presented to the Collateral Administrator by the Senior Commitment Party or the Junior Noteholder, and agrees to hold, release and transfer the same in accordance with the provisions of this Agreement and the Note Purchase Agreement.

2.          The Collateral Administrator shall, on or prior to the date of this Agreement, establish four segregated, non-interest bearing trust accounts in the name of the Collateral Agent for the benefit of the Secured Parties, which shall be designated as (a) an interest account with the account number [  ] (the “Interest Account”), (b) a principal account with the account number [  ] ( the “Principal Account”), (c) a collateralized loan obligation asset management fees account with account number [  ] (the “CLO Asset Management Fees Account”) and (d) a custodial account with the account number [  ] (the “Custody Account,” and together with the Interest Account, Principal Account and the CLO Asset Management Fees Account, the “Accounts”). Any interest, premiums and fees accrued on and other income on the Collateral Debt Obligations shall be held in the Interest Account. Any principal payments or redemption amounts with respect to the Collateral Debt Obligations shall be held in the Principal Account. Any CLO Asset Management Fees and any interest thereon shall be held in the CLO Asset Management Fees Account. Unless a Termination Event has occurred, the Collateral Administrator will release funds on deposit in the CLO Asset Management Fees Account at the direction of the Portfolio Manager. Any financing amounts received from the Senior Commitment Party or the Junior Noteholder shall be credited to the Principal Account prior to the application of such amount to the purchase of Collateral Debt Obligations in accordance with the Note Purchase Agreement. Any Collateral Debt Obligations purchased by the Issuer shall be held in the Custodial Account. Any amounts received with respect to the Collateral Debt Obligations and any CLO Asset Management Fees shall be invested by the Collateral Administrator in the JPMorgan US Dollar Treasury Liquidity Fund, unless otherwise specified in writing jointly by the Portfolio Manager and the Senior Commitment Party. The Collateral Administrator shall not be liable for losses on any investments made by it pursuant to and in compliance with such instructions. Wire instructions with respect to the Collateral Administrator are listed in Section II of Exhibit A to the Note Purchase Agreement.

3.           (a)          The Collateral Administrator represents and warrants that it is a bank or trust company that in the ordinary course of business maintains securities accounts for others and in that capacity has established the Accounts and qualifies as a “securities intermediary” as defined in Article 8 of the Uniform Commercial Code, as in effect from time to time in the State of New York (the “UCC”) and will maintain the Accounts as “securities accounts” as defined in Article 8 of the UCC.

(b)          The Collateral Administrator agrees that:

(i)          the Collateral Administrator will treat the Collateral Agent as the “entitlement holder” within the meaning of the UCC, entitled to exercise the rights that comprise the financial assets credited to the Accounts;

(ii)         following a Termination Event, the Collateral Administrator will act only on entitlement orders or other instructions with respect to the Accounts originated by the Collateral Agent and no other person;

(iii)        the Collateral Administrator will treat all property credited to any Account as a “financial asset” for purposes of Article 8 of the UCC;

(iv)         the Collateral Administrator has no notice of any adverse claim with respect to any “financial asset” credited to any Account; and

(v)          any security interest or right of set-off in favor of the Collateral Administrator with respect to any Account will be subordinate to the Priority of Payments.

(c)          Following a Termination Event, the Collateral Agent will act solely upon the direction of the Controlling Party with respect to amounts on deposit in or credited to each Account and in accordance with the Note Purchase Agreement.

(d)          The Collateral Administrator and the Collateral Agent will be deemed to have knowledge of a Termination Event only if they receive actual notice or have actual knowledge of such Termination Event.

(e)          The parties hereto agree that “securities intermediary’s jurisdiction” for the purposes of Section 8-110 of the UCC shall be the State of New York. The parties hereto further agree that with respect to any Account the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary shall be the law of the State of New York.

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4.          The Collateral Administrator shall hold the Assets in safekeeping as custodian and shall release and transfer the Assets only in accordance with the provisions of the Note Purchase Agreement and this Agreement. If the Refinancing Date occurs, on the Refinancing Date, Collateral Debt Obligations held in the Custodial Account, CLO Asset Management Fees held in the CLO Asset Management Fees Account and any remaining proceeds to be retained by the Issuer after application of the Priority of Payments shall be released and transferred in accordance with written instructions from the Portfolio Manager and the Senior Commitment Party.

5.          The Collateral Administrator shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and the Note Purchase Agreement and may rely and shall be protected in acting or refraining from acting on any written notice, request, waiver, consent or instrument reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Administrator shall not be required to risk or expend its own funds in performing its obligations hereunder. The Collateral Administrator shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties are purely ministerial in nature. The Collateral Administrator may consult with and obtain advice from legal counsel as to any provision hereof or its duties hereunder. The Collateral Administrator shall not be liable for any action taken or omitted by it, except for gross negligence or willful misconduct, in good faith and reasonably believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. Anything in this Agreement notwithstanding, in no event shall the Collateral Administrator be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action.

6.          If the Collateral Administrator receives funds from the Senior Commitment Party or Junior Noteholder to purchase Collateral Debt Obligations on behalf of the Issuer, the Collateral Administrator shall remit those funds to the sellers of such Collateral Debt Obligations upon the written direction of the Portfolio Manager.

7.          The Collateral Administrator shall perform the following functions with respect to the Assets:

(a)          Enter information (as mutually agreed by the Collateral Administrator, the Portfolio Manager and the Senior Commitment Party) regarding each acquired Collateral Debt Obligation into the Collateral Administrator’s loan tracking system;

(b)          Make adjustments on a daily basis to the loan tracking system to account for principal and interest payments received on the Collateral Debt Obligations;

(c)          Provide the Senior Commitment Party and the Portfolio Manager electronic access to all documents, information, notices, requests and any other correspondence received from the agent banks with respect to the Collateral Debt Obligations;

(d)          Prepare and deliver the Collateral Reports and any other information relating to the Assets as required by the Note Purchase Agreement;

(e)          Keep full and accurate books and records relating to the Assets and stamp or otherwise mark such books and records in such manner as the Senior Commitment Party may reasonably require; and

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(f)          Take such other actions with respect to the Assets as may be reasonably required by the Note Purchase Agreement or may be reasonably requested by the Senior Commitment Party and agreed to by the Collateral Administrator, which agreement shall not be unreasonably withheld.

8.          The Collateral Administrator may at any time resign hereunder by giving written notice of its resignation to the Issuer, the Senior Commitment Party and the Portfolio Manager at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Assets hereunder shall be delivered by it to such person as may be designated in writing by the Senior Commitment Party, whereupon all the Collateral Administrator’s obligations hereunder shall cease and terminate. If no such person shall have been designated by such date and an instrument of acceptance by a successor Collateral Administrator shall not have been delivered to the Collateral Administrator, the Issuer, the Senior Commitment Party and the Portfolio Manager within thirty (30) days after giving such notice of resignation, the Collateral Administrator may petition any court of competent jurisdiction for the appointment of a successor Collateral Administrator. The Collateral Administrator’s sole responsibility thereafter shall be to keep safely all Assets then held by it and to deliver the same to a person designated in writing by the Senior Commitment Party or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

9.          The Issuer (the “indemnifying party”) agrees to indemnify, defend and hold the Bank, its officers, directors, employees and agents (each, an “indemnified party”) harmless from and against any and all losses, claims, damages, demands, expenses and costs, causes of action, judgments or liabilities that may be incurred by the Bank, its officers, directors, employees and agents arising directly or indirectly out of or in connection with the Bank’s acceptance or appointment as Collateral Administrator hereunder and its other capacities under the Note Purchase Agreement, including the reasonable out-of-pocket legal costs and expenses as such expenses are incurred (including, without limitation, the expenses of any experts, counsel or agents) of investigating, preparing for or defending itself against any action, claim or liability in connection with its performance hereunder. In no event, however, shall the Issuer be obligated to indemnify the Bank and save the Bank harmless from any fees, expenses, charges and/or liabilities incurred by the Bank as a result of its own willful misconduct or gross negligence.

Promptly after receipt by an indemnified party under this paragraph 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party who may, subject to the following sentence, be counsel to the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnified party shall have the right to participate in such action and to retain its own counsel, but the indemnifying party shall not be liable to such indemnified party hereunder for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, unless (i) the Issuer has agreed in writing to pay such fees and expenses or (ii) the Issuer shall have failed to employ counsel reasonably satisfactory to the indemnified party in a timely manner or (iii) the indemnified party shall have been advised by counsel that representation of the indemnified party by counsel provided by the Issuer pursuant to the foregoing would be inappropriate due to an actual or potential conflicting interest between the Issuer and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the Issuer; provided, however, that the Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. No indemnified party may consent to the terms of any compromise or settlement of any action without the prior consent of the Issuer. If the indemnifying party does not notify the indemnified party in writing, within 45 days (or such shorter period within which a timely answer or response must be filed) after the receipt of notice of the commencement of any action, that the indemnifying party elects to undertake the defense thereof, then such indemnified party shall have the right to contest the claim or (with the prior written consent of the indemnifying party, which consent shall not be withheld unreasonably) settle or compromise the claim and the indemnifying party will pay the indemnified party in immediately available funds for all out-of-pocket expenses (including the reasonable fees and expenses of counsel and other experts and agents) and all other losses, claims, damages, demands, costs, judgments or liabilities actually paid by such indemnified party, all as aforesaid.

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10.         The Issuer warrants and represents to the Collateral Administrator that the Collateral Administrator has no duty to withhold any federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority arising from its custody of the Assets. The Issuer agrees to indemnify the Collateral Administrator fully for any tax liability, penalties or interest incurred by the Collateral Administrator arising hereunder and agrees to pay in full any such tax liability together with penalty and interest if any tax liability is ultimately assessed against the Collateral Administrator for any reason as a result of its actions hereunder (except for the Collateral Administrator’s individual income tax liability arising from the income from its fees).

11.         The Issuer agrees to pay the Bank for the services rendered by it pursuant to the provisions of this Agreement and the Note Purchase Agreement as set forth in a separate fee letter between the Bank and the Issuer. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses, plus usual and customary related administrative services such as safekeeping, investment, collection and distribution of assets, including normal record-keeping/reporting requirements and any legal expenses related to the arrangement in addition to other activities and duties expressly agreed to herein or in the Note Purchase Agreement. Any additional services beyond the receipt, investment and payment of funds specified in this Agreement or the services specified in the Note Purchase Agreement, or activities requiring excessive administrator time or out-of-pocket expenses, shall be deemed extraordinary expenses for which related costs, transaction charges and additional fees will be billed at the Bank’s standard charges for such items.

The Issuer’s obligation to pay the Bank’s indemnities, fees and expenses shall survive the termination of this Agreement and the resignation of the Collateral Administrator.

12.         The Collateral Administrator shall have no liability for losses arising from any cause beyond its control, including but not limited to, the act, failure or neglect of any agent, attorney or correspondent selected with due care by the Collateral Administrator; any delay, error, omission or default of any mail, email, telegraph, cable or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. In no event shall the Collateral Administrator be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Administrator shall use reasonable best efforts which are consistent with accepted practices in the industry to maintain performance.

13.         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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14.         This Agreement shall remain in full force and effect until the earlier to occur of (a) the transfer of all of the Assets in accordance with Paragraph 4 above, and (b) a court of competent jurisdiction finally disposing of the rights and obligations of the parties pursuant to the provisions hereof. The parties hereto shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by each of the parties hereto.

15.         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.         Any corporation or association into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Collateral Administrator may be sold or otherwise transferred, shall be the successor Collateral Administrator hereunder without any further act.

17.         Notwithstanding any other provision of this Agreement, the parties hereto may not, prior to the date that is one year (or, if longer, the then applicable preference period) plus one day after termination of this Agreement or, in the event securities of the Issuer are issued pursuant to or in respect of the Refinancing Transaction, the payment in full of all such notes institute against, or join any other individual or entity in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands bankruptcy laws, United States federal or state bankruptcy laws, or any similar laws.

None of the directors, officers, incorporators, shareholders, partners, agents or employees of the Issuer shall be personally liable for any of the obligations of the Issuer under this Agreement. Notwithstanding anything to the contrary contained herein, the Issuer’s sole source of funds for payment of all amounts due hereunder shall be the Collateral, and, upon application of the proceeds of the Collateral in accordance with the terms and under the circumstances described herein, no recourse shall be had against the Issuer for any amounts still outstanding by the Issuer and all obligations of, and any claims against, the Issuer arising from this Agreement or any transactions contemplated hereby shall be extinguished and shall not thereafter revive.

The provisions of this Paragraph 17 shall survive the termination of this Agreement and resignation of the Collateral Administrator.

18.         THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO AND THERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 18 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS AGREEMENT AND THE NOTE PURCHASE AGREEMENT.

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19.         The Bank, in its capacity as Collateral Administrator, agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that each party providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such party elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Each party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Collateral Administration Agreement to be executed as of the day and year first hereinabove written.

KCAP FUNDING

By:	/s/ Cleveland Stewart
Name: Cleveland Stewart
Title: Director

CREDIT SUISSE AG, CAYMAN ISLANDS,
as Senior Commitment Party

By:	/s/ Bik Kwan Chung
Name: Bik Kwan Chung
Title: Authorized Signatory

By:	/s/ Louis J. Impellizeri
Name: Louis J. Impellizeri
Title: Authorized Signatory

KOHLBERG CAPITAL CORPORATION,
as Portfolio Manager

By:	/s/ Dayl W. Pearson
Name: Dayl W. Pearson
Title: Chief Executive Officer
Kohlberg Capital Corporation

The Bank of New York Mellon Trust
Company, National Association,
as Collateral Administrator

By:	/s/ MARIA D. CALZADO
Name: MARIA D. CALZADO
Title: Vice President